FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2004

Date of Report (Date of earliest event reported)

ILX Resorts Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

001-13855	86-0564171
(Commission File	(I.R.S. Employer
Number)	Identification No.)

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 7.01 Regulation FD Disclosure

The Company issued a press release today announcing that the Company has closed its private placement financing announced November 9, 2004 to sell 415,778 shares of newly issued common stock.  The Securities and Exchange Commission declared the resale registration statement on Form S-3, relating to the resale from time to time of the shares sold in the private placement, effective today.   A copy of this press release is incorporated herein by reference and filed as Exhibit 99.1 to this Current Report.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1

Registrant’s Press Release dated December 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date: December 3, 2004	/s/ Nancy J. Stone
Nancy J. Stone
President